Exhibit 99.1

Transcript of Analyst Call

September 6, 2022

Operator:

Greetings and welcome. [Standard operator instructions]

It is now my pleasure to introduce Jill Greer, Senior Vice President of Investor Relations and Communications. Thank you, you may begin.

Jill Greer:

Thanks, and good morning, everyone.

Earlier this morning, we issued a press release announcing our new partnership with State Farm. The release and an accompanying presentation are available on our website at investor.adt.com.

Joining me on the call this morning to discuss this exciting announcement are ADT’s President and CEO, Jim DeVries; our President, Corporate Development and Chief Transformation Officer, Jeff Likosar; and our Executive Vice President and Chief Financial Officer, Ken Porpora.

Before we start, I do need to mention that today’s remarks contain forward-looking statements that represent our beliefs or expectations about future events. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Some of the factors that may cause such differences are described in our SEC filings.

And with that, I’m excited to turn the call over to Jim.

Jim DeVries:

Thanks Jill. Good morning and thank you all for joining our call on such short notice. This morning ADT is excited to announce our new partnership with State Farm. State Farm and ADT will design and deploy an innovative offering that combines security, risk mitigation and smart home capabilities to revolutionize the customer experience. Committing to this goal, State Farm is investing $1.5 billion in ADT. The investment will consist of $1.2 billion for a 15% equity stake and an additional $300 million toward an opportunity fund. Jeff, Ken, and I will provide more details in a minute, but first I want to spend some time discussing our shared strategic vision.

Through partnering with State Farm, we will now have the opportunity to capture a greater share of market, by using ADT’s smart home security offerings to drive innovation in homeowners insurance. With a first-of-its-kind integrated offering, we’ll work to deliver substantial customer value using smart home technology to detect and mitigate losses related to water, fire, intrusion, and other homeownership risks – moving from a “repair and replace” model to a “predict and prevent” mindset.

For 100 years, State Farm has made it their mission to restore lives, help rebuild neighborhoods, invest in communities, and support education and safety initiatives where they live and work. As State Farms reminds us, it’s what being “a good neighbor” is all about and ADT couldn’t be more excited to welcome them as our long-term partner. State Farm’s legacy has made them the largest insurer of homes in the United States, with 13.7 million homeowners policies in place, and approximately 90 million total policies and accounts. Their strong focus on the customer is not only reflected in their culture but it is affirmed in their A++ rating from A.M. Best, the most recognized provider of ratings in the insurance industry. We are proud to partner with such a respected organization.

Our State Farm partnership consists of some key components:

First, State Farm will become a strategic investor in ADT by committing $1.2 billion to acquire 133 million shares of ADT at $9 per share. This equity investment, at roughly an 18% premium to our trailing 30-day average price, demonstrates their partnership and strong conviction in our shared customer-focused strategy and growth potential.

We plan to use the proceeds from the State Farm equity investment to self-tender for up to 133 million shares at $9 per share, which will eliminate any dilution from State Farm’s equity investment. Our controlling shareholder, Apollo, has committed to backstop the entire offering to ensure a full subscription. I’d like to note that Google, which holds about 6% of ADT equity on an as-converted basis, will not participate in this tender. Additionally, ADT’s entire leadership team has committed to not participate.

After their equity investment and the self-tender, State Farm will own approximately 15% of ADT’s equity.

With their equity investment, State Farm will also obtain a seat on the ADT Board. Their initial designee is Paul Smith, Executive Vice President and Chief Operating Officer at State Farm. I’ve gotten to know Paul quite well during this process. As you can imagine, we have spent a great deal of time together. I’m confident he will be an extraordinary addition to our Board. To accommodate Paul’s addition, ADT’s Board size will increase to twelve.

And now, I will briefly turn the call over to Ken to cover the second component of the partnership.

Ken Porpora:

Thank you, Jim, and thank you everyone for joining today.

The second component of the State Farm partnership is an additional $300 million investment towards an opportunity fund. Like our Google Success Fund structure, it’s a commitment to fund product and technology innovation, customer growth and marketing. It’s demonstrative of our partnership and vision. ADT will receive the first $100 million of this opportunity fund when the equity transaction closes, which we expect to be in the fourth quarter of this year. This additional opportunity fund investment will help us accelerate innovation to deliver customer benefits.

We are incredibly excited to work with State Farm to bring best-in-class products, service, and safety to our customers. By working together, this partnership can drive significant long-term customer and financial benefits to both companies.

Our move to revolutionize homeowners insurance also has the strong support of ADT’s partner, Google, which has committed an additional $150 million in success funds to advance opportunities created by this type of innovation. In collaboration with Google, we are building the next generation of smart home security solutions.

As we shared in our second quarter earnings call, we have great momentum in our core engine – our CSB segment—so far in 2022. Solid demand for ADT products and services is already driving subscriber growth, higher average pricing, and a record RMR balance, while also improving our operating efficiency.

And now I will pass the call back to Jim.

Jim DeVries:

Thanks Ken.

And I would like to take a moment to officially congratulate you. As many of you know, we recently announced the promotion of Ken to CFO and you will hear from him in that capacity in our next earnings call in November. Concurrently, we also announced that Jeff Likosar was assuming the role of President of Corporate Development and Chief Transformation Officer. I’d like to also congratulate Jeff in his new role and turn the call over to him to provide more details on the customer and financial benefits we expect to achieve through our State Farm partnership. Jeff.

Jeff Likosar:

Thanks, Jim, and thank you everyone for joining today.

As Jim mentioned, we are thrilled by today’s news. I want to take just a couple minutes to highlight some of the reasons for our excitement.

At ADT, we believe that everyone deserves to feel safe. Our new partnership with State Farm, combined with our existing partnership with Google, will meaningfully advance our ability to help customers manage some of the risks of everyday life and to protect and connect what matters most. In short, we will deliver even more peace of mind.

We envision expanded customer benefits that may include:

•	more comprehensive integrated solutions that monitor, detect, and prevent the risks of water, fire, smoke, and intrusion perils,

•	lower homeowner insurance premiums through discounts for homes equipped with ADT smart home security systems and powered by Google devices;

•	and reduced claim frequency and severity through ADT’s patented SMART monitoring technology that enables quick notification to the homeowner or authorities where needed

As we outlined at our March Investor Day, our total addressable market is expected to increase to $150 billion by 2025. We expect these partnerships will accelerate our market penetration and unlock a greater share of wallet in fast growing markets… in a manner that is entirely consistent with our strategy – with a focus on innovative offerings, unrivaled safety, and exceptional customer experience.

Additionally, these partnerships advance our path toward capital efficient growth, as we expect to expand our reach to attract new subscribers, strengthen retention with more comprehensive solutions, and reduce revenue payback with lower customer acquisition costs through new routes to market and new offerings.

Consequently, we expect these partnerships will further improve our growth opportunities and customer unit economics, driving financial benefits and strong returns over time. We plan to share more details on the offers and economics,, including their effect on our 2025 financial targets later in the year

In summary, we look forward to working closely with both of our key partners – leaders in their respective spaces – to revolutionize the customer experience through new and expanded offerings that deliver more benefits and more value for our customers

Building on our strong momentum, we are executing to a clear strategy, and we could not be more excited by our future with these two industry leaders – State Farm and Google.

Thank you everyone for joining. I’ll hand it back to Jim for some final comments.

Jim DeVries:

Thank you Jeff.

As we’ve outlined, this is an exciting milestone for ADT as we continue to execute on our long-term, customer-focused growth strategy. These new and expanded partnerships represent another bold step forward for our company and provide us with even more opportunities to grow our customer base, strengthen brand loyalty, and lower customer acquisition costs.

To our new partners at State Farm, we look forward to working with you and we can’t wait to get started. And to our partners at Google, we appreciate the support and conviction you’ve shown us over the past several years and we look forward to our continued collaboration.

In closing, I want to express my thanks to the teams at ADT, State Farm and Google for all the collaboration and effort it took to get to today’s announcement.

To all of you that have joined us on today’s call, I recognize that this call was announced on short notice and I’m cognizant that many of you are coming off a long holiday weekend, therefore we will handle Q&A off-line today. Please reach out to Elizabeth Landers on our IR team if you have any questions. We appreciate you taking the time to join us this morning. Thank you!

Operator:

This concludes today’s conference call. You may now disconnect.

FORWARD-LOOKING STATEMENTS

ADT, Inc, (the “Company”) has made statements in this communication and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking”. These forward-looking statements relate to the strategic investment by and long-term partnership with State Farm; anticipated financial performance; management’s plans and objectives for future operations; the successful development, commercialization, and timing of new or joint products; expected timing of product commercialization with the Investor or any changes thereto; the current or future market size for existing, new or joint products; any stated or implied outcomes with respect to the foregoing; and other matters. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “aims,” “envisions,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “objectives,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. The Company cautions that these statements are subject to risks and uncertainties, many of which are outside of the Company’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, factors relating to the achievement of the potential benefits of the strategic investment by and long-term partnership with the Investor, including as a result of restrictions on, or required prior regulatory approval of, various actions by regulated insurers, risks and uncertainties related to the Company’s ability to successfully generate profitable revenue from new and existing partnerships, the Company’s ability to successfully commercialize any joint offerings with the Investor, the Company’s ability to successfully utilize the incremental funding received from Google, the Company’s ability to continuously and successfully commercialize innovative offerings and risk factors that are described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission (“SEC”), including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Any forward-looking statement made in this communication speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Important Information

The Offer described in this document has not yet commenced, and this document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, the Company will file a tender offer statement on Schedule TO with the SEC. The solicitation and offer to buy the Common Stock and Class B Common Stock will only be made pursuant to the offer to purchase, letter of transmittal and the related tender offer documents (the “Offer Documents”) that the Company will send to its shareholders shortly after commencement of the Offer. Shareholders are strongly advised to read the Offer Documents (including any information incorporated by reference therein) that will be filed with the SEC, when they become available, because they will contain important information, including the various terms and conditions of the Offer. The Offer Documents and any information incorporated by reference therein will be available at no charge on the SEC’s website at www.sec.gov. In addition, the Offer Documents (once they become available) may be obtained free of charge from ADT’s website at investor.adt.com.